UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016 (January 11, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 11, 2016, the New York Stock Exchange (the “NYSE”) determined that Arch Coal Inc. (the “Company”) is no longer suitable for listing pursuant to Section 8.02.01D of the NYSE continued listing standards and trading in the Company’s common stock has been suspended. The NYSE reached this decision in view of the Company’s January 11, 2016 announcement that it and substantially all of its wholly-owned domestic subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Missouri.  In reaching its delisting determination, the NYSE noted that existing common stock of the Company would be extinguished, and existing equity holders would not receive consideration in respect of their equity interests.  The NYSE has informed the Company that it will apply to the U.S. Securities and Exchange Commission (the “SEC”) to commence proceedings to delist Arch’s common stock upon completion of all applicable procedures.  At this time, the Company does not intend to take any further action to appeal the NYSE’s decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.
Date: January 11, 2016

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and
Secretary